Exhibit 8(h)
FORM OF
JOINT TRADING ACCOUNT CUSTODY AGREEMENT
Between
THE BANK OF NEW YORK
and
FIDELITY FUNDS
Dated as of:  _____________

TABLE OF CONTENTS
Page
ARTICLE I - APPOINTMENT OF CUSTODIAN       2
ARTICLE II - POWERS AND DUTIES OF CUSTODIAN      2
Section 2.01. Establishment of Accounts        2
Section 2.02. Receipt of Funds         2
Section 2.03. Repurchase Transactions        2
Section 2.04. Other Transfers         4
Section 2.05. Custodian's Books and Records       5
Section 2.06. Reports by Independent Certified Public Accountants    5
Section 2.07. Securities System         6
Section 2.08. Collections          6
Section 2.09. Notices, Consents, Etc.        6
Section 2.10. Notice of Custodian's Inability to Perform      7
ARTICLE III - PROPER INSTRUCTIONS AND RELATED MATTERS    7
Section 3.01. Proper Instructions; Special Instruction      7
Section 3.02. Authorized Persons         8
Section 3.03. Investment Limitations        8
Section 3.04. Persons Having Access to Assets of the Funds     8
Section 3.05. Actions of Custodian Based on Proper Instructions and
Special
   Instructions          9
ARTICLE IV - STANDARD OF CARE; INDEMNIFICATION     9
Section 4.02. Liability of Custodian for Actions of Securities Systems
  9
Section 4.03. Indemnification         9
Section 4.04. Funds, Right to Proceed       10
ARTICLE V - COMPENSATION        11
Section 5.01. Compensation         11
Section 5.02. Waiver of Right of Set-Off       11
ARTICLE VI   -   TERMINATION        11
Section 6.01. Events of Termination        11
Section 6.02. Successor Custodian; Payment of Compensation    11
ARTICLE VII  -  MISCELLANEOUS       12
Section 7.01. Representative Capacity and Binding Obligation    12
Section 7.02. Entire Agreement        12
Section 7.03. Amendments         12
Section 7.04. Interpretation         12
Section 7.05. Captions         13
Section 7.06. Governing Law        13
Section 7.07. Notice and Confirmations       13
Section 7.08. Assignment         14
Section 7.09. Counterparts         14
Section 7.10. Confidentiality; Survival of Obligations     14

JOINT TRADING ACCOUNT CUSTODY AGREEMENT
 AGREEMENT dated as of __________ by and between The Bank of New York (hereinafter referred to as the "Custodian") and each of the entities listed on Schedules A-1, A-2, A-3 and A-4 hereto, acting on behalf of itself or, (i) in the case of a series company, on behalf of one or more of its portfolios or series listed on Schedule A-1 or A-2 hereto,
(ii) in the case of the accounts listed on Schedule A-3 hereto, acting through Fidelity Management & Research Company, and (iii) in the case of the commingled or individual accounts listed on Schedule A-4 hereto, acting through Fidelity Management Trust Company (collectively, the "Funds" and each, a "Fund").
W I T N E S S E T H
 WHEREAS, each of the Funds desire to appoint the Custodian as its custodian for the purpose of establishing and administering one or more joint trading accounts or subaccounts thereof (individually, an "Account" and collectively, the "Accounts") and holding cash and securities for the Funds in connection with repurchase transactions effected through the Accounts; and
 WHEREAS, one or more of the Funds may, from time to time, enter into one or more written repurchase agreements pursuant to which one or more of the Funds agrees to purchase and resell, and the sellers named in such agreements agree to sell and repurchase through the Accounts, certain securities (collectively, the "Securities") (such repurchase agreements being hereinafter referred to, collectively, as the "Repurchase Agreements"); and
 WHEREAS, each of the custodians identified in ScheduleB hereto (each, a "Fund Custodian") serves as the primary custodian for one or more of the Funds; and
 WHEREAS, from time to time one or more of the Funds may arrange to transfer cash or Securities from one or more Fund Custodians to the Custodian or transfer cash or Securities from the Custodian to one or more Fund Custodians, or in the case of Funds in which Custodian is also Fund Custodian, such Fund may arrange for transfer of cash or Securities between an Account and an account maintained by Custodian in its capacity as Fund Custodian for such Fund, in each event in connection with Repurchase Agreement transactions; and
 WHEREAS, from time to time, such Funds may arrange to transfer cash or securities from the Custodian to the seller in such Repurchase Agreement transactions, or in the case in which Custodian is also the clearing bank for such seller, such Funds may arrange for transfer of cash or securities between an Account and an account maintained by Custodian for such seller in its capacity as clearing bank, in each event in connection with two-party Repurchase Agreement transactions; and
 WHEREAS, each of the custodians identified in Schedule C hereto (each, a "Repo Custodian") serves as a third-party custodian of the Funds for purposes of effecting third-party Repurchase Agreement transactions; and
 WHEREAS, from time to time one or more of the Funds may arrange to transfer cash or Securities from the Custodian to one or more Repo Custodians or transfer cash or Securities from one or more Repo Custodians to the Custodian, or in the case in which Custodian is also Repo Custodian, such Funds may arrange for transfer of cash or securities between an Account and an account maintained for such Funds in its capacity as Repo Custodian, in each event in connection with third-party Repurchase Agreement transactions;
 NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I  -  APPOINTMENT OF CUSTODIAN
 Each of the Funds hereby employs and appoints the Custodian as its custodian, subject to the terms and provisions of this Agreement.
ARTICLE II  -  POWERS AND DUTIES OF CUSTODIAN
 As custodian, the Custodian shall have and perform the powers and duties, and only such powers and duties, as are set forth in this Agreement.
 Section 2.01. Establishment of Accounts. The Custodian shall establish one or more Accounts as segregated joint trading accounts for the Funds through which the Funds shall, from time to time, effect Repurchase Agreement transactions.
 Section 2.02. Receipt of Funds. The Custodian shall, from time to time, receive funds for or on behalf of the Funds and shall hold such funds in safekeeping. Upon receipt of Proper Instructions, the Custodian shall credit funds so received to one or more Accounts designated in such Proper Instructions. Promptly after receipt of such funds from the Fund Custodian or a Repo Custodian or promptly following the transfer to an Account from any account maintained by Custodian in its capacity as Fund Custodian, or as Repo Custodian, the Custodian shall provide written confirmation of such receipt to the Fund Custodian or Repo Custodian, when and as applicable, and of such receipt or transfer to the Fund Agent designated in Section 7.07(b) hereof (the "Fund Agent"). The Custodian shall designate on its books and records the funds allocable to each Account and the identity of each Fund participating in such Account.
 Section 2.03. Repurchase Transactions. The Funds may, from time to time, enter into Repurchase Agreement transactions. In connection with each such Repurchase Agreement transaction, unless otherwise specifically directed by Special Instructions, the Custodian shall take the following actions:
 (a) Purchase of Securities. Upon receipt of Proper Instructions, the Custodian shall pay for and receive Securities and any cash denominated in U.S. Dollars which is serving as collateral ("Cash Collateral"), provided that payment therefor shall be made by the Custodian only against prior or simultaneous receipt of the Securities and any Cash Collateral in the manner prescribed in subsection 2.03(b) below. Except as provided in Section2.04 hereof, in no event shall the Custodian deliver funds from an Account for the purchase of Securities and any Cash Collateral prior to receipt of the Securities and any Cash Collateral by the Custodian or a Securities System (as hereinafter defined). The Custodian is not under any obligation to make credit available to the Funds to complete transactions hereunder. Promptly after the transfer of funds and receipt of Securities and any Cash Collateral, the Custodian shall provide a confirmation to the Fund Agent, setting forth (i) the Securities and any Cash Collateral which the Custodian has received pursuant to the Repurchase Agreement transaction, (ii) the amount of funds transferred from the applicable Account, and (iii) any security or transaction identification numbers reasonably requested by the Fund Agent.
 (b) Receipt and Holding of Securities. In connection with each Repurchase Agreement transaction, the Custodian shall receive and hold the Securities as follows: (i) in the case of certificated securities, by physical receipt of the certificates or other instruments representing such Securities and by physical segregation of such certificates or instruments from other assets of the Custodian in a manner indicating that such Securities belong to specified Funds; and
(ii) in the case of Securities held in book-entry form by a Securities System (as hereinafter defined), by appropriate transfer and registration of such Securities to a customer only account of the Custodian on the book-entry records of the Securities System, and by appropriate entry on the books and records of the Custodian identifying such Securities as belonging to specified Funds.
 (c) Sale of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of Securities and any Cash Collateral held in or credited to an Account against prior or simultaneous payment for such Securities in immediately available funds in the form of: (i) cash, bank credit, or bank wire transfer received by the Custodian; or (ii) credit to the customer only account of the Custodian with a Securities System. Notwithstanding the foregoing, the Custodian shall make delivery of Securities held in physical form in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities; provided that the Custodian shall have taken all actions possible to ensure prompt collection of the payment for, or the return of such Securities by the broker or its clearing agent. Promptly after the transfer of Securities and any Cash Collateral and the receipt of funds, the Custodian shall provide a confirmation to the Fund Agent, setting forth the amount of funds received by the Custodian or a Securities System for credit to the applicable Account.
 (d) Additional Functions. Upon receipt of Proper Instructions, the Custodian shall take all such other actions as specified in such Proper Instructions and as shall be reasonable or necessary with respect to Repurchase Agreement transactions and the Securities and funds transferred and received pursuant to such transactions, including, without limitation, all such actions as shall be prescribed in the event of a default under a Repurchase Agreement.
 (e) Nondiscretionary Functions. The Custodian shall attend to all non-discretionary details in connection with the purchase, sale, transfer or other dealings with Securities or other assets of the Funds held by the Custodian.
 (f) In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an overdraft ("Overdraft") to the Fund, in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest form the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Funds acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by a particular Fund. The Funds hereby agree that the Custodian shall have a continuing lien and security interest in and to all Securities whose purchase is financed by Custodian and which are in Custodian's possession or in the possession or control of any third party acting on Custodian's behalf and the proceeds thereof. In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and any other applicable laws or regulations as then in effect.
 Section 2.04. Other Transfers.
 (a) In addition to transfers of funds and Securities referred to in
Section 2.03, the Custodian shall transfer funds and Securities held in an Account: (a) upon receipt of Proper Instructions, to (i)any Fund Custodian, or (ii)any other account maintained for any Fund by the Custodian in its capacity as a Fund Custodian, (iii)any Repo Custodian or (iv) any other account maintained for any Fund by the Custodian in its capacity as a Repo Custodian; or (b) upon receipt of Special Instructions, and subject to Section 3.04 hereof, to any other person or entity designated in such Special Instructions.
 (b) Determination of Fund Custodian Daily Net Amount. On each banking day, based upon daily transaction information provided to the Custodian by the Funds, Custodian shall determine: (i) the amount of cash due to be transferred on such day by each Fund Custodian to the Custodian in connection with all Repurchase Agreement transactions in which the date fixed for the repurchase and resale of Securities is the banking day next following the date on which the sale and purchase of such Securities takes place (each, an "Overnight Repo Transaction") to be effected through the Accounts in such day; and (ii) the amount of cash due to be transferred on such day by Custodian to such Fund Custodian in connection with all outstanding Overnight Repo Transactions previously effected through the Accounts (the difference between (i) and (ii) with respect to each Fund Custodian being referred to as the "Fund Custodian Daily Net Amount"). On each banking day, Custodian shall notify each Fund Custodian of the foregoing determination and, unless otherwise directed in accordance with Proper Instructions, Custodian shall (i) instruct such Fund Custodian to transfer cash to the Custodian equal to the Fund Custodian Daily Net Amount (if the Fund Custodian Daily Net Amount is positive) or (ii) transfer to such Fund Custodian cash equal to the Fund Custodian Daily Net Amount (if the Fund Custodian Daily Net Amount is negative).
 (c) Determination of Repo Custodian Daily Net Amount. On each banking day, based upon daily transaction information provided to the Custodian by the Funds and each Repo Custodian, Custodian shall determine: (i) the amount of cash due to be transferred on such day by each Repo Custodian on behalf of the Funds to all counterparties in connection with all third-party Overnight Repo Transactions to be effected through the Accounts on such day; and (ii) the amount of cash due to be transferred on such day by each Repo Custodian on behalf of all counterparties to the Funds in connection with all outstanding third-party Overnight Repo Transactions previously effected through the Accounts (the difference between (i) and (ii) with respect to each Repo Custodian being referred to as the "Repo Custodian Daily Net Amount"). On each banking day, Custodian shall notify the Funds of the foregoing determinations and, unless otherwise directed in accordance with Proper Instructions, Custodian shall (i) transfer to each Repo Custodian cash equal to the Repo Custodian Daily Net Amount (if the Repo Custodian Daily Net Amount is positive) or (ii) instruct each Repo Custodian to transfer to the Custodian cash equal to the Repo Custodian Daily Net Amount (if the Repo Custodian Daily Net Amount is negative).
 Section 2.05. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by the Funds in the preparation of reports to shareholders of the Funds and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to cash and Securities held for the benefit of the Funds as required by the rules and regulations of the Securities and Exchange Commission applicable to investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting Securities in transfer, and Securities in physical possession; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Funds relating to repurchase transactions effected through the Accounts as the Funds shall reasonably request. Such books and records maintained by the Custodian shall reflect at all times the identity of each Fund participating in each Account and the aggregate amount of the Securities and any Cash Collateral held by the Custodian on behalf of the Funds in such Account pursuant to this Agreement. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Funds and in compliance with the rules and regulations of the Securities and Exchange Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules from time to time adopted thereunder. All books and records maintained by the Custodian relating to the Accounts shall at all times be the property of the Funds and shall be available during normal business hours for inspection and use by the Funds and their agents, including, without limitation, their independent certified public accountants. Notwithstanding the preceding sentence, the Funds shall not take any actions or cause Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations, rules or orders.
 Section 2.06. Reports by Independent Certified Public Accountants.
At the request of the Funds, the Custodian shall deliver to the Funds such annual reports and other interim reports prepared by the independent certified public accountants of the Custodian with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Securities, including Securities deposited and/or maintained in a Securities System. Such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Funds and as may reasonably by obtained by the Custodian, shall provide reasonable assurance to the Funds that the procedures employed by the independent certified public accountants are reasonably designed to detect any material inadequacies with respect to the matters discussed in the report, shall state in detail the material inadequacies disclosed by such examination, and, if no such inadequacies exist, shall so state.
 Section 2.07. Securities System. As used herein the term "Securities System" shall mean each of the following: (a) the Depository Trust Company; (b) the Participants Trust Company; (c) any book-entry system as provided in (i) Subpart0 of Treasury Circular No. 300, 31CFR 306.115, (ii) SubpartB of Treasury Circular Public Debt Series No. 27-76, 31CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31CFR 306.115; or (d) any domestic clearing agency registered with the Securities and Exchange Commission under Section17A of the Securities Exchange Act of 1934, as amended (or as may otherwise be authorized by the Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which has been approved in Special Instructions. Use of a Securities System by the Custodian shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
 (A) The Custodian may deposit and/or maintain Securities held hereunder in a Securities System, provided that such Securities are represented in an account of the Custodian in the Securities System which account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.
 (B) The Custodian shall, if requested by the Funds, provide the Funds with all reports obtained by the Custodian with respect to the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.
 (C) Upon receipt of Special Instructions, the Custodian shall terminate the use hereunder of any Securities System (except for the federal book-entry system) as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities and other assets of the Funds maintained with such Securities System.
 Section 2.08. Collections. The Custodian shall (a) collect, receive and deposit in the applicable Account all income and other payments with respect to Securities held by the Custodian hereunder; (b) endorse and deliver any instruments required to effect such collection; and (c) execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to Securities, or in connection with the transfer of Securities.
 Section 2.09. Notices, Consents, Etc. The Custodian shall deliver to the Funds, in the most expeditious manner practicable, all notices, consents or announcements affecting or relating to Securities held by the Custodian on behalf of the Funds that are received by the Custodian, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver such consents or other authorizations as may be required.
 Section 2.10. Notice of Custodian's Inability to Perform. The Custodian shall promptly notify the Funds in writing by facsimile transmission or such other manner as the Funds may designate, if, for any reason: (a) the Custodian determines that it is unable to perform any of its duties or obligations hereunder or its duties or obligations with respect to any repurchase transaction; or (b) the Custodian reasonably foresees that it will be unable to perform any such duties or obligations.

ARTICLE III  -  PROPER INSTRUCTIONS AND RELATED MATTERS
 Section 3.01. Proper Instructions; Special Instruction.
 (a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between electromechanical or electronic devices or systems (including, without limitation, computers) by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Funds by tested telex or in writing in the manner set forth in clause(i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Each of the Funds and the Custodian is hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.
 (b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by, in the case of the entities listed in Schedules A-1 or A-2 hereto, the Treasurer or any Assistant Treasurer of the Funds or any other person designated in writing by the Treasurer of the Funds, and in the case of each of the entities listed on Schedules A-3 or A-4, by the officer who is a signatory to this Agreement on behalf of such entity or any other person designated in writing by such officer or an officer of such entity of higher authority, which countersignature or written confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the parties hereto may agree in writing.
 (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Funds.
 Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Funds shall deliver to the Custodian, duly certified as appropriate by the Treasurer or any Assistant Treasurer of the Funds or by a Secretary or Assistant Secretary of the Funds, and in the case of each of the entities listed on Schedules A-3 or A-4, by the officer who is a signatory to this Agreement on behalf of such entity or any other person designated in writing by such officer or an officer of higher authority, a certificate setting forth (a) the names, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Funds (collectively, the "Authorized Persons," and individually, an "Authorized Person"), and
(b) the names and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name of a person previously authorized to give Proper Instructions or to issue Special Instructions, such person shall no longer be considered an Authorized Person or authorized to issue Special Instructions, as applicable.
 Section 3.03. Investment Limitations. In performing its duties hereunder the Custodian may assume, unless and until it receives special Instructions to the contrary (a "Contrary Notice"), that Proper Instructions received by it are not in conflict with or in any way contrary to any investment or other limitation applicable to any of the Funds. The Custodian shall in no event be liable to the Funds and shall be indemnified by the Funds for any loss, damage or expense to the Custodian arising out of any violation of any investment or other limitation to which any Fund is subject, except to the extent that such loss, damage or expense: (i) relates to a violation of any investment or other limitation of a Fund occurring after receipt by the Custodian of a Contrary Notice; or (ii) arises from a breach of this Agreement by the Custodian.
 Section 3.04. Persons Having Access to Assets of the Funds. No Authorized Person, Trustee, officer, employee or agent of the Funds (other than the Custodian) shall have physical access to the assets of the Funds held by the Custodian, or shall be authorized or permitted to withdraw any such assets for delivery to an account of such person, nor shall the Custodian deliver any such assets to any such person; provided, however, that nothing in this Section 3.04 shall prohibit:
(a) any Authorized Person from giving Proper Instructions, or the persons described in Section 3.01(b) from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of the Funds prohibited by this Section 3.04; or (b) the Funds' independent certified public accountants from examining or reviewing the assets of the Funds held by the Custodian.
 Section 3.05. Actions of Custodian Based on Proper Instructions and Special Instructions. Subject to the provisions of Section 4.01 hereof, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.
ARTICLE IV  -  STANDARD OF CARE; INDEMNIFICATION
 Section 4.01. Standard of Care.
 (a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Funds for all loss, damage and expense incurred or suffered by the Funds, resulting from the failure of the Custodian to exercise such reasonable care and diligence or from any other breach by the Custodian of the terms of this Agreement.
 (b) Acts of God, Etc. In no event shall the Custodian incur liability hereunder if the Custodian is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war; unless, in each case, such delay or nonperformance is caused by
(A) the negligence, misfeasance or misconduct of the Custodian, or (B) a malfunction or failure of equipment maintained or operated by the Custodian other than a malfunction or failure caused by events beyond the Custodian's control and which could not reasonably be anticipated and/or prevented by the Custodian.
 (c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Funds, the Custodian shall use all commercially reasonable efforts and shall take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds.
 Section 4.02. Liability of Custodian for Actions of Securities Systems. Notwithstanding the provisions of Section4.01 to the contrary, the Custodian shall not be liable to the Funds for any loss, damage or expense resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or results from, negligence, misfeasance or misconduct of the Custodian. In the case of loss, damage or expense resulting from use of a Securities System by the Custodian, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interest of the Funds.
 Section 4.03. Indemnification.
 (a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Funds severally agree to indemnify and hold harmless the Custodian from all claims and liabilities (including reasonable attorneys' fees) incurred or assessed against the Custodian for actions taken in reliance upon Proper Instructions or Special Instructions; provided, however, that such indemnity shall not apply to claims and liabilities occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian, or any other breach of this Agreement by the Custodian. In addition, the Funds severally agree to indemnify the Custodian against any liability incurred by the Custodian by reason of taxes assessed to the Custodian, or other costs, liability or expenses incurred by the Custodian, resulting directly or indirectly solely from the fact that securities and other property of the Funds is registered in the name of the Custodian; provided, however, in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or applied against the Custodian or charges imposed by a Federal Reserve Bank with respect to intra-day overdrafts unless separately agreed to by the Funds.
 (b) Extent of Liability. Notwithstanding anything to the contrary contained herein, with respect to the indemnification obligations of the Funds provided in this Section4.03, each Fund shall be: (i) severally, and not jointly and severally, liable with each of the other Funds; and (ii) liable only for its pro rata share of such liabilities, determined with reference to such Fund's proportionate interest in the aggregate of assets held by the Custodian in the Account with respect to which such liability relates at the time such liability was incurred, as reflected on the books and records of the Funds.
 (c) Notice of Litigation, Right to Prosecute, Etc. The Custodian shall promptly notify the Funds in writing of the commencement of any litigation or proceeding brought against the Custodian in respect of which indemnity may be sought against the Funds pursuant to this Section4.03. The Funds shall be entitled to participate in any such litigation or proceeding and, after written notice from the Funds to the Custodian, the Funds may assume the defense of such litigation or proceeding with counsel of their choice at their own expense. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Funds with adequate notice of any such settlement or judgment, and without the Funds' prior written consent. The Custodian shall submit written evidence to the Funds with respect to any cost or expense for which it seeks indemnification in such form and detail as the Funds may reasonably request.
 Section 4.04. Funds, Right to Proceed. Notwithstanding anything to the contrary contained herein, the Funds shall have, at their election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Securities System or other person for loss, damage or expense caused the Custodian or the Funds by such Securities System or other person, and shall be entitled to enforce the rights of the Custodian with respect to.any claim against such Securities System or other person which the Custodian may have as a consequence of any such loss, damage or expense if and to the extent that the Custodian or any Fund has not been made whole for any such loss, damage or expense.
ARTICLE V  -  COMPENSATION
 Section 5.01. Compensation. The Custodian shall be compensated for its services hereunder in an amount, and at such times, as may be agreed upon, from time to time, by the Custodian and the Funds. Each Fund shall be severally, and not jointly, liable with the other Funds only for its pro rata share of such compensation, determined with reference to such Fund's proportionate interest in each Repurchase Agreement transaction to which such compensation relates.
 Section 5.02. Waiver of Right of Set-Off. The Custodian hereby waives and relinquishes all contractual and common law rights of set-off to which it may now or hereafter be or become entitled with respect to any obligations of the Funds to the Custodian arising under this Agreement.
ARTICLE VI   -   TERMINATION
 Section 6.01. Events of Termination. This Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian or the Funds by an instrument in writing delivered to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery; or (b) termination by the Funds by written notice delivered to the Custodian, based upon the Funds' determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodians receipt of such notice or at such later time as the Funds shall designate; provided, however, that this Agreement may be terminated as to one or more Funds (but less than all Funds) by delivery of an amended Schedule A-1, A-2, A-3 or A-4 pursuant to Section7.03 hereof. The execution and delivery of an amended Schedule A-1, A-2, A-3 or A-4 which deletes one or more Funds shall constitute a termination of this Agreement only with respect to such deleted Fund(s).
 Section 6.02. Successor Custodian; Payment of Compensation. Each of the Funds may identify a successor custodian to which the cash, Securities and other assets of such Fund shall, upon termination of this Agreement, be delivered; provided that in the case of the termination of this Agreement with respect to any of the Funds, such Fund or Funds shall direct the Custodian to transfer the assets of such Fund or Funds held by the Custodian pursuant to Proper Instructions. The Custodian agrees to cooperate with the Funds in the execution of documents and performance or all other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. In the event of termination, each Fund shall make payment of such Fund's applicable share of unpaid compensation within a reasonable time following termination and delivery of a statement to the Funds setting forth such fees. The termination of this Agreement with respect to any of the Funds shall be governed by the provisions of this ArticleVI as to notice, payments and delivery of securities and other assets, and shall not affect the obligations of the parties hereunder with respect to the other Funds set forth in Schedule A-1, A-2, A-3 or A-4 as amended from time to time.
ARTICLE VII  -  MISCELLANEOUS
 Section 7.01. Representative Capacity and Binding Obligation. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENTS OF EACH FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF EACH FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE SHAREHOLDERS, TRUSTEES, DIRECTORS, PARTNERS, OFFICERS, EMPLOYEES OR AGENTS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUNDS, AND IN THE CASE OF SERIES COMPANIES, SUCH FUNDS' RESPECTIVE PORTFOLIOS OR SERIES.
 THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, DIRECTOR, PARTNER, OFFICER, EMPLOYEE OR AGENT OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF THE FUNDS ARISING OUT OF THIS AGREEMENT. WITH RESPECT TO OBLIGATIONS OF EACH FUND ARISING OUT OF THIS AGREEMENT, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY CLAIM SOLELY TO THE ASSETS AND PROPERTY OF THE FUND TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT."
 Section 7.02. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof.
 Section 7.03. Amendments. No provision of this Agreement may be amended except by a statement in writing signed by the party against which enforcement of the amendment is sought; provided, however, Schedule A-1, A-2, A-3 or A-4 listing the Funds which are parties hereto, Schedule B listing the Fund Custodians and Schedule C listing the Repo Custodians may be amended from time to time to add or delete one or more Funds, Fund Custodians or Repo Custodians, as the case may be, by the Funds' delivery of an amended Schedule A-1, A-2, A-3 or A-4, Schedule B or Schedule C to the Custodian. The deletion of one or more Funds from Schedule A-1, A-2, A-3 or A-4 shall have the effect of terminating this Agreement as to such Fund(s), but shall not affect this Agreement with respect to any other Fund.
 Section 7.04. Interpretation. In connection with the operation of this Agreement, the Custodian, and the Funds may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
 Section 7.05. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.
 Section 7.06. Governing Law. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.
 Section 7.07. Notice and Confirmations.
 (a) Except as provided in Section 7.07(b) below and except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:
  (i) If to the Funds:
   FMR Texas Inc.
   400 East Las Colinas Blvd., CP9M
   Irving, Texas  75039
   Telephone: (214) 584-7800
   Attention: Ms. Deborah Todd or
     Mr. Samuel Silver
  (ii) If to the Custodian:
  The Bank of New York
  One Wall Street
  Fourth Floor
  New York, NY  10286
  Attn:  Claire Meskovic
  Telephone:  (212) 635-4808
  Telefax:  (212) 635-4828
 (b) The Custodian may provide the confirmations required by Sections
2.02 and 2.03 of this Agreement by making the information available in the form of a communication directly between electromechanical or electrical devices or systems (including, without limitation, computers) (or in such other manner as the parties hereto may agree in writing) to the following Fund Agent:
  Fidelity Accounting and Custody
  Domestic Securities Operations
  400 East Las Colinas Blvd., CP9E
  Irving, Texas  75039
  Telephone:  (214) 506-4071
  Attention:  Mr. Mark Mufler
The address and telephone number of the Funds, the Fund Agent and the Custodian and the identity of the Fund Agent specified in this Section
7.07 may be changed by written notice of the Funds to Custodian or Custodian to the Funds, as the case may be. All written notices which are required or provided to be given hereunder shall be effective upon actual receipt by the entity to which such notice is given.
 Section 7.08. Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that, no party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each of the other parties.
 Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.
 Section 7.10. Confidentiality; Survival of Obligations. The parties hereto agree that they shall each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the others regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian, any auditor of the parties hereto or by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 7.10 and Sections3.03, 4.01, 4.02, 4.03, 4.04, 4.05, 7.01 and 7.06 shall survive any termination of this Agreement, provided that in the event of termination the Custodian agrees that it shall transfer and return Securities and other assets held by the Custodian for the benefit of the Funds as the Funds direct pursuant to Proper Instructions.

 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.
     BANK OF NEW YORK
[Signature lines omitted]


     FIDELITY INVESTMENT COMPANIES LISTED
     ON SCHEDULE A-1 HERETO AND ACCOUNTS
     LISTED ON SCHEDULE A-3 HERETO
[Signature lines omitted]



     FIDELITY INVESTMENT COMPANIES LISTED
     ON SCHEDULE A-2 HERETO
[Signature lines omitted]



     ACCOUNTS LISTED ON SCHEDULE A-4 HERETO
     By: FIDELITY MANAGEMENT TRUST COMPANY
[Signature lines omitted]



94975.c5
SCHEDULES A-1, A-2, A-3 AND A-4
TO JOINT TRADING ACCOUNT CUSTODY AGREEMENT BETWEEN
THE BANK OF NEW YORK AND FIDELITY FUNDS DATED AS OF ____________
 The following is a list of the Funds to which this Agreement applies:
SCHEDULE A-1
SCHEDULE A-2

SCHEDULE A-3

SCHEDULE A-4

SCHEDULE B

SCHEDULE C